Exhibit 10.12

        AGREEMENT made as of the day of December, 1997 by and between Summa Metals Corp., a Nevada corporation with its principal offices at 28281 Crown Valley Parkway, Suite 225, Laguna Niguel, CA 92677 (the "Company"), and Eric A. Popkoff whose address is 1750 East 23rd Street, Brooklyn, New York 11229 (the "Employee").

WITNESSETH:

        WHEREAS, the Company desires to obtain the benefit of the services of Employee, and Employee desires to render such services, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto, in
        consideration of the premises and mutual covenants herein contained, hereby agree as follows:

     1. Upon the execution of this Agreement, all prior employment agreements, whether written or oral, between Employee and the Company, or any of its parents, subsidiaries, affiliates, or predecessor constituent corporations, are terminated and are of no further force and effect.

     2. Subject to the terms and conditions hereinafter set forth, the Company hereby employs Employee, and Employee hereby enters into the employ of the Company, or of any parent, subsidiary, or affiliate of the Company as the Company shall from time to time select, for an employment term commencing on the Effective Date of this Agreement as hereinafter provided, and terminating two
(2) years thereafter (the "Term of Employment").

     3. This Agreement shall become effective on the date of the closing of the minimum public offering of shares of the Company's Common stock ("the Effective Date") , and shall continue for a period of two (2) years from such Effective Date.

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     4. During the Term of  Employment,  Employee  shall render and perform such executive and managerial services as Vice President of Corporate and Investor Relations for the Company, as may be assigned to him by or under the authority of the Board of Directors of the Company. During the Term of Employment, Employee shall hold such other offices of the Company or its subsidiaries to which he may be appointed by the Board of Directors subject to the by-laws of the Company and the direction and action of the Board of Directors; it being understood and agreed that all policy in connection with the operations and conduct of the business of the Company shall be set by the Board of Directors, whose instructions in connection therewith shall be followed by Employee. Employee shall devote such time as shall be reasonably required to perform his duties as such Vice President of Corporate and Investor Relations for the Company, and the Company acknowledges that Employee has other business and employment agreements. Employee shall serve the Company faithfully and shall use his best efforts to promote the interests of the Company. During the Term of Employment, Employee agrees not to engage, directly or indirectly, in any business which is competitive with the business now or hereafter conducted by the Company, or by any parent, subsidiary, or affiliate of the Company, in the capacity of proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor, or agent, or as a person

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controlling  such  business;  provided,  however,  that Employee may buy or sell stock in any corporation which is traded on any stock exchange or over the counter, except that Employee shall not purchase or sell more than one (1%) percent of the outstanding stock of any corporation engaged in the same or similar business to that of the Company or any parent, subsidiary, or affiliate of the Company.

     5. As full compensation for all services of Employee provided for herein, including, without limiting the generality of the foregoing, all services to be rendered by Employee as an officer or director of the company, or of any parent, subsidiary, or affiliate of the Company, the Company will pay, or cause to be paid to Employee, during the Term of Employment, and Employee will accept,

   A.(i) for the first year of the Term of Employment, a salary at the rate of $60,000, and;

     (ii) for the second year of the Term of Employment, a salary at the rate of $72,000.

     B. Such salary will be paid in regular installments in accordance with the Company's usual paying practices, but not less frequently than monthly. Such payments will be subject to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations, or order, or by agreement with or consent of Employee.

     6. Employee shall be entitled to reimbursement by the Company for reasonable expenses actually incurred by him on its behalf in the course of his employment by the Company, upon the presentation by Employee, from time to time,

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of an itemized  account of such  expenditures,  together  with said vouchers and other receipts as the Company may require.

     7. Employee shall be entitled to vacations in accordance with the Company's prevailing policy for its operating executives, provided that such vacations do not interfere with the business operations of the Company.

     8. During the Term of Employment, if Employee shall be unable, for a period of more than two (2) consecutive months or for periods aggregating more than eight (8) weeks in any fifty-two (52) consecutive weeks, to perform the services provided for herein as a result of illness or incapacity or a physical, mental, or other disability of any nature, the Company, upon not less than ten (10) days notice, may terminate Employee's employment hereunder. Employee shall be considered unable to perform the services provided for herein if he is unable to attend to the normal duties required of him. The Company shall pay to Employee, or to his legal representatives, compensation as specified in Paragraph 5 hereof to the end of the month in which termination occurs. Upon completion of the termination payments provided for in this paragraph, all of the Company's obligations to pay compensation under this Agreement shall cease.

     9. Employee shall be entitled to participate in all group life insurance, medical and hospitalization plans and pension and profit sharing plans as are presently offered by the Company or

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which may  hereafter  during the Term of  Employment  be offered by the  Company generally to its operating Executives.

     10. Employee will not, at any time during or after the Term of Employment, directly or indirectly disclose or furnish to any other person, firm, or corporation any information relating to the Company or its parent, subsidiaries, or affiliates with respect to technology of the Company's products, methods of obtaining business, advertising products, obtaining customers or suppliers, or any confidential or proprietary information acquired by employee during the course of his employment by the Company or its parent, subsidiaries, or affiliates.

     11. As between Employee and the Company, all products, processes, discoveries, materials, ideas, creations, inventions, and properties, whether or not furnished by Employee or created, developed, invented or used in connection with Employee's employment hereunder, or prior to this Agreement while employed by the Company, which relate to the business of the Company, will be the sole and absolute property of the Company for any and all purposes whatsoever, in perpetuity, whether or not conceived, discovered, and/or developed during regular working hours. Employee will not have, under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, processes, discoveries, materials, ideas, creations, inventions or properties.

     12. The Employee represents and warrants to the Company that he is not under any obligation of a contractual or other nature to any other party which

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obligation is  inconsistent  or in conflict  with this  Agreement or which would prevent, limit, or impair in any way the performance by Employee of his obligations hereunder.

     13. The parties hereto recognize that irreparable damage will result to the Company and its business and properties if Employee fails or refuses to perform his obligations under this Agreement and that the remedy at law for any such failure or refusal will be inadequate. Accordingly, in addition to any other remedies and damages available, the Company shall be entitled to injunctive relief, and Employee may be specifically restrained from violating the terms and conditions of this Agreement.

     14. Commencing on the Effective Date, Employee is herewith granted an option to purchase 900,000 shares of the Company's Common Stock at an exercise price of $.001 per share. Such option may be exercisable by Employee at any time during the term of this Agreement. The shares will be restricted shares and contain the appropriate restrictive legend

     15. Employee will execute and deliver all such other further instruments and documents as may be necessary, in the opinion of the Company, to carry out the intents and purposes of this Agreement and the transactions contemplated hereby, and to confirm, assign, or convey to the Company any products, processes, discoveries, materials, ideas, creations, inventions, properties referred to in Paragraph 11 hereof, including the execution of all patent and copyright applications.

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     16. This Agreement  constitutes  the entire  agreement  between the parties hereto relating to the subject matter set forth herein and supersedes any prior oral and/or written agreements, understandings, negotiations, or discussions of the parties. There are no warranties, representations or agreements between the parties in connection with the subject matter hereof, except as set forth or referred to herein. No supplement, modification, waiver, or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby. Waiver of any of the provisions of this Agreement shall not constitute a waiver of any other provision (whether or not similar) , nor shall such waiver constitute a continuing waiver unless otherwise specifically provided.

     17. The failure of either party at any time to require performance by the other of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by either party of the breach of any provision hereof be taken or be held to be a waiver of the provision itself.

     18. Any notice or other communication required or permitted to be given under or in connection with this Agreement shall be in writing, delivered in person or by public telegram, or by mailing same, certified or registered mail, postage prepaid, in an envelope addressed to the party to whom notice is to be given, at the address given at the beginning of this Agreement, and shall be effective upon receipt thereof. Each party shall be entitled to specify a different address by giving notice as aforesaid to the other party.

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     19. The invalidity or unenforceability or any paragraph, term, or provision hereof shall in no way affect the validity or enforceability or the remaining paragraphs, terms, or provisions hereof. In addition, in any such event, the parties agree that it is their intention and agreement that any such paragraph, term or provision which is held or determined to be unenforceable as written shall nonetheless be in force and binding to the fullest extent permitted by law as though such paragraph, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstance. Without limiting the foregoing, with respect to any restrictive covenant contained herein, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nevertheless shall be enforced for such shorter duration, or with such narrower scope, as will render it enforceable.

     20. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, transferees, successors, and assigns; except that Employee shall have no right to assign any of his rights or obligations to any other party.

     21. This Agreement shall be governed and construed under the laws of the State of Nevada. Each of the parties hereto consents to the jurisdiction of the appropriate state and federal courts of Nevada for all purposes in connection with this Agreement. Each of the parties hereto further consents that any

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process or notice of motion or other  application  of either of said Courts or a judge thereof, or any notice in connection with any proceedings hereunder, may be served inside or outside the State of Nevada by registered or certified mail, return receipt requested, or by personal service, provided a reasonable time for appearance is allowed, or in such other manner as may be permissible under the rules of said Courts.

     22. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into as of the date and year hereinabove first set forth.

                                        SUMMA METALS CORP.

                                        By: /s/ Michael Chaffee
                                                --------------------------------
                                                Michael Chaffee, President

                                            /s/ Eric A. Popkoff
                                                --------------------------------
                                                Eric A. Popkoff

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